UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2003

VOICEFLASH NETWORKS, INC.
D/B/A THE DATAFLASH CORPORATION
(Exact name of issuer as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

000-24283 (Commission File Number)	65-0623427 (IRS Employer Identification No.)

10 Fairway Drive, Suite 300
Deerfield Beach, Florida 33441
(Address of Principal Executive Offices)

(516) 994-3223
Registrant's telephone number, including area code

6401 Congress Avenue, Suite 250
Boca Raton, Florida 33149
(Former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets.

On January 21, 2003, the board of directors determined that it was in the best interest of the stockholders, creditors, and other interested parties to liquidate the Company. An Assignment for the Benefit of Creditors was filed with the Clerk of the Circuit Court in Broward County, Florida, pursuant to Chapter 727 of the Florida Statutes, on January 24, 2003, on behalf of VoiceFlash and its wholly-owned subsidiaries, United Capturdyne Technologies, Inc., and Value Stream Systems, Inc., naming Donald Kaplan of Michael Moecker & Associates, Inc., as Assignee. At the time of filing, the company's liabilities exceeded its assets and its current cash flow was insufficient to meet the obligations of the company and its subsidiaries.

The Assignee has no material relationship with the registrant or any of its affiliates, any director or officer of the registrant, or any associate of any such director or officer.

Item 3. Bankruptcy or Receivership

On January 21, 2003, the board of directors determined that it was in the best interests of the stockholders, creditors, and other interested parties to liquidate the Company. An Assignment for the Benefit of Creditors was filed with the Clerk of the Circuit Court in Broward County, Florida, pursuant to Chapter 727 of the Florida Statutes, on January 24, 2003, on behalf of VoiceFlash and its wholly-owned subsidiaries, United Capturdyne Technologies, Inc, and Value Stream Systems, Inc,. naming Donald Kaplan of Michael Moecker & Associates, Inc. as Assignee. At the time of filing, the company's liabilities exceeded its assets and its current cash flow was insufficient to meet the obligations of the company and its subsidiaries. The company had earlier been forced to suspend certain payments to its clients, vendors, and creditors.

On December 29, 2002, VoiceFlash Networks, Inc., reported that its wholly-owned subsidiary, United Capturdyne Technologies, Inc. suffered the loss of four of its Automated Clearing House Servicer Supply Agreements, which resulted in the cessation of business between United Capturdyne Technologies and more than 120 of its clients, and a concomitant loss of more than ninety percent of VoiceFlash Networks' revenues. VoiceFlash Networks is of the belief that a former Automated Clearing House servicer is improperly retaining approximately $800,000 of United Capturdyne Technologies' customer funds.

VoiceFlash Networks' Assignment for Benefit of Creditors reflects total assets and liabilities of the Company as approximately, $594,094 and $2,959,170, respectively.

A copy of the Assignment for the Benefit of Creditors filed with the Court is attached hereto.

Item 6. Resignations of Registrant's Directors

Lawrence Cohen and Maxwell Jeffrey Korbin II have resigned as directors, citing differences with management alleging that Management information supplied to the board was not accurate or complete and that certain reserve funds were not properly reported by the company in its most recent 10K filing, and Mr. Cohen alleging that the company's 10K certified by members of management under the Sarbanes-Oxley Act may be materially false and misleading, and that the Company may have improperly recognized significant income revenue in the fiscal year.

The Company's management disagrees with these characterizations.

Letters of resignation from Messrs. Cohen and Korbin are attached hereto.

Item 7. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Assignment for the Benefit of Creditors re: VoiceFlash Networks, Inc. d/b/a Data Flash Corp.
99.2	Letter of Resignation from the board submitted by Lawrence Cohen
99.3	Letter of Resignation from the board submitted by Maxwell Jeffrey Korbin II

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2003

VOICEFLASH NETWORKS, INC.
By:	/s/ ROBERT KAUFMAN Robert J. Kaufman Chief Executive Officer
/s/ THOMAS C. TEPER Thomas C. Teper Chief Financial Officer